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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement No. 333-68650 on Form S-4 and Nos. 33-24043, 333-29843, 333-29851, 333-29855, 333-70245, 333-82645, 333-82647, 333-61766, 333-69250, 333-69252, 333-106897, 333-109112, 333-139351, and 333-139352 all on Form S-8 of our report dated February 23, 2012 (July 16, 2012 as to the effects of presenting comprehensive income (loss) as described in Note 3 to the consolidated financial statements, reporting the Service Solutions business as a discontinued operation as described in Note 4 to the consolidated financial statements, and changing the composition of reportable segments as described in Note 5 to the consolidated financial statements), relating to the consolidated financial statements of SPX Corporation and subsidiaries (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of presenting comprehensive income (loss) due to the adoption of a new accounting standard), and our report dated February 23, 2012 relating to the effectiveness of the Company's internal control over financial reporting, appearing in this Amendment No. 1 to the Annual Report on Form 10-K/A of the Company for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
July 16, 2012

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm